Exhibit 5.1
Tel 214.220.7962 Fax 214.999.7962

June 21, 2006
Range Resources Corporation
777 Main Street
Suite 800
Fort Worth, Texas 76102
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Range Resources Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Securities Act”) by the Company of the resale of up to 6,488,406 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company as contemplated by the Company’s automatic shelf registration statement on Form S-3 to which this opinion is to be filed as an exhibit (the “Registration Statement”). The Registration Statement was filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Shares will be offered and sold by the selling stockholders identified in the Registration Statement, either upon filing or in a prospectus supplement or post-effective amendment thereto.
     Before rendering the opinion hereinafter set forth, we examined, among other things, the Registration Statement, the Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws of the Company, resolutions of the Company’s Board of Directors relating to the registration of the resale of the Shares and related matters, and originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As to factual matters, with respect to information that is in the possession of the Company relevant to the opinion herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company’s duly authorized representatives.
     Based on the foregoing examination and review and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares are legally issued, fully paid and non-assessable.
     For purposes of this opinion, we have assumed that (i) all documents submitted to us as originals are true and complete, (ii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iii) all information contained in all documents reviewed by us is true and correct, (iv) all signatures on all documents reviewed by us are genuine, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai	Trammell Crow Center, 2001 Ross Avenue, Suite 3700
Houston London Moscow New York Shanghai Tokyo Washington	Dallas, TX 75201-2975 Tel 214.220.7700 Fax 214.220.7716
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June 21, 2006 Page 2
     The foregoing opinion is limited to the laws of the United States of America and to the Delaware General Corporation Law as in effect on the date hereof and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. The Shares may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.
     We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.
Very truly yours,
VINSON & ELKINS L.L.P.